UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   000-28481
                             ______________________
                             Commission File Number


                                  ICONET, INC.
              ____________________________________________________
             (Exact name of registrant as specified in its charter)


         Nevada                                            86-0891931
 _____________________                       __________________________________
(State of organization)                     (I.R.S. Employer Identification No.)


                                 8 Gaucho Drive
                            Rolling Hills Estates, CA
                     ______________________________________
                    (Address of principal executive offices)


                                 (416) 682-9255
                _______________________________________________
                Company's telephone number, including area code


                          Consultant Compensation Plan
                          ____________________________
                            (Full Title Of The Plan)


                             Randy Miller, President
                                 8 Gaucho Drive
                         Rolling Hills Estates, CA 90274
                      _____________________________________
                     (Name And Address Of Agent For Service)


                                 (416) 682-9255
           ___________________________________________________________
          (Telephone Number, Including Area Code, Of Agent For Service)


                         Calculation Of Registration Fee
________________________________________________________________________________

   Title of                          Proposed        Proposed        Amount of
  Securities           Amount        Maximum          Maximum       Registration
    To be              to be         Offering        Aggregate          Fee
  Registered         Registered      Price Per       Offering
                                       Share           Price
________________________________________________________________________________

Common Stock,         1,000,000        $ .65        $650,000.00       $ 171.60
 .001 Par Value


PART  I.  INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.  PLAN  INFORMATION

(A)   GENERAL  PLAN  INFORMATION

(1) THE PLAN IS TO BE ENTITLED "THE CONSULTANT COMPENSATION PLAN" AND IS TO BE OFFERED BY ICONET, INC. (HEREINAFTER "REGISTRANT").

(2) THE GENERAL NATURE AND PURPOSE IS TO COMPENSATE THE FOLLOWING THREE (3) CONSULTANTS (HEREINAFTER CONSULTANTS) AND ONE ATTORNEY FOR SERVICES RENDERED TO REGISTRANT, NONE OF WHICH SERVICES RELATE TO THE OFFER OR SALE OF SECURITIES IN A CAPITAL RAISING TRANSACTION OR THE DIRECT OR INDIRECT PROMOTION OR MAINTENANCE OF A MARKET FOR THE REGISTRANT'S SECURITIES:


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


(A)   CLEMEAS MORVAY                                          250,000 SHARES
      2 rue de Saint Catherine
      B-1000 Bruxelles
      Belgium

      SERVICES PROVIDED INCLUDE ASSISTING THE REGISTRANT IN IDENTIFYING ACQUISITION TARGETS AND IN STRUCTURING POSSIBLE MERGERS/ACQUISITIONS TO EXPAND REGISTRANT'S BUSINESS OPERATIONS AND PROVIDE GENERAL BUSINESS CONSULTING SERVICES TO REGISTRANT.


(B)   CONSTANCE SYDENHAM                                      250,000 SHARES
      5 Powell Lodge
      11, Powell Road
      Parkstone, Poole
      G-B Dorset BH148SG

      SERVICES PROVIDED INCLUDE ASSISTING THE REGISTRANT IN IDENTIFYING ACQUISITION TARGETS AND IN STRUCTURING POSSIBLE MERGERS/ACQUISITIONS TO EXPAND REGISTRANT'S BUSINESS OPERATIONS AND PROVIDE GENERAL BUSINESS CONSULTING SERVICES TO REGISTRANT.


(C)   ALEXANDER FUNDULUS                                      250,000 SHARES
      Casteliezgasse 17
      A-1020 Wien
      Austria

      SERVICES PROVIDED INCLUDE ASSISTING THE REGISTRANT IN IDENTIFYING ACQUISITION TARGETS AND IN STRUCTURING POSSIBLE MERGERS/ACQUISITIONS TO EXPAND REGISTRANT'S BUSINESS OPERATIONS AND PROVIDE GENERAL BUSINESS CONSULTING SERVICES TO REGISTRANT.


(D)   MICHAEL J. MORRISON                                     250,000 SHARES
      1495 RIDGEVIEW DRIVE, SUITE 220
      RENO, NV 89509

      SERVICES PROVIDED INCLUDED GENERAL CORPORATE LEGAL SERVICES, NEGOTIATION AND PREPARATION OF DOCUMENTS AND SECURITIES COUNSELLING, INCLUDING ASSISTANCE IN PREPARATION OF SEC FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

THE TERM OF ALL OF THE THREE (3) ABOVE-REFERENCED CONSULTING AGREEMENTS ARE SIX
(6) MONTHS FROM THE DATE OF THE AGREEMENTS, AUGUST 1, 2001, UNLESS EXTENDED BY MUTUAL AGREEMENT OF THE PARTIES OR PREVIOUSLY TERMINATED. THIS IS CONTEMPLATED TO BE A ONE-TIME TRANSFER OF REGISTRANT'S SECURITIES TO CONSULTANTS. THERE ARE NO PROVISIONS FOR MODIFICATION, EARLY TERMINATION, OR EXTENSION CURRENTLY BEING CONTEMPLATED.
THE LEGAL SERVICES CONTEMPLATED UNDER THE PLAN HAVE ALL BEEN FULLY PERFORMED.

(3) THE PLAN IS NOT, UNDER THE BEST KNOWLEDGE OF REGISTRANT, SUBJECT TO ANY PROVISIONS OF ERISA.

(4) CONTACT INFORMATION: RANDY MILLER, PRESIDENT OF REGISTRANT, 8 GAUCHO DRIVE ROLLING HILLS ESTATES, CA 90274; TELEPHONE: (416) 682-9255.


(B)   SECURITIES  TO  BE  OFFERED

(1)   A TOTAL OF 1,000,000 SHARES OF REGISTRANT'S COMMON STOCK WILL BE
      OFFERED.

(2)   NOT  APPLICABLE

(C) EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN: THE CONSULTANTS LISTED IN NO. 2 ABOVE ARE THE ONLY ELIGIBLE PARTICIPANTS IN THIS PLAN.


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


(D)   PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES
      OFFERED:

      (1) CONSULTANTS SHALL HAVE SHARES ISSUED TO THEM AS FULL CONSIDERATION FOR THE REFERENCED SERVICES.

      (2) CONSULTANTS SHALL BE DEEMED TO HAVE PAID IN FULL FOR THE SHARES AS COMPENSATION FOR THE CONSULTING SERVICES UNDER REGISTRANT'S CONSULTING SERVICES PLAN.

      (3) CONSULTANTS ARE PERMITTED TO RECEIVE A TOTAL OF 1,000,000 SHARES.

      (4) NOT  APPLICABLE

      (5) NOT  APPLICABLE

      (6) THE SECURITIES WILL BE ISSUED DIRECTLY FROM REGISTRANT'S TREASURY; NO FEES, COMMISSIONS OR OTHER CHARGES
          WILL  BE  PAID.

(E)   RESALE  RESTRICTIONS:  NO  RESTRICTIONS  ON  RESALE  ARE  CURRENTLY
      CONTEMPLATED.

(F) TAX EFFECTS OF PLAN PARTICIPATION: CONSULTANTS WILL REALIZE INCOME WHEN THEY RECEIVE THE SHARES, BASED ON THEIR RESPECTIVE AGREEMENTS WITH REGISTRANT, AND MAY REALIZE A GAIN WHEN THEY SELL THE SHARES, BASED ON THE SALE PRICE THEY RECEIVE VERSUS THE PURCHASE PRICE. REGISTRANT DOES NOT FORESEE A TAX CONSEQUENCE FOR ITSELF. THE PLAN DOES NOT, TO THE BEST KNOWLEDGE OF REGISTRANT, QUALIFY UNDER SECTION 401(A) OF THE INTERNAL REVENUE CODE.

(G)   INVESTMENT  OF FUNDS: THERE WILL BE NO  FUNDS RECEIVED.

(H)   WITHDRAWAL  FROM  THE  PLAN;  ASSIGNMENT  OF  INTEREST

      (1) NO WITHDRAWAL OR TERMINATION TERMS ARE CURRENTLY CONTEMPLATED.

      (2) NO ASSIGNMENT OR HYPOTHECATION TERMS ARE CURRENTLY CONTEMPLATED, BUT REGISTRANT WILL PERMIT AN ASSIGNMENT OF THE INTERESTS IF CONSULTANTS CHOOSE TO ASSIGN THEIR INTEREST TO A THIRD PARTY.

      (3) NOT  APPLICABLE

(I) FORFEITURES AND PENALTIES: THERE IS NO CURRENTLY CONTEMPLATED FORFEITURE OR PENALTY EVENT.

(J)   CHARGES,  DEDUCTIONS  AND  LIENS  THEREOF

      (1) THERE  ARE  NO  CHARGES  OR  DEDUCTIONS  CURRENTLY  CONTEMPLATED.

      (2) THERE  ARE  NO  CREATION  OF  LIEN  TERMS CURRENTLY CONTEMPLATED.

      (3) NOT  APPLICABLE


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


ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

REGISTRANT PLANS TO IMMEDIATELY FORWARD A COPY OF THIS FORM AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE TO CONSULTANTS UPON THE FILING OF THIS FORM, THUS SATISFYING THE REQUIREMENTS FOR THIS SECTION.

PART  II.  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

(A) THE FORM 10-K REPORT FILED BY REGISTRANT FOR THE YEAR ENDING DECEMBER 31, 2000 IS HEREBY INCORPORATED BY REFERENCE.

(B) THE 10-Q REPORTS FILED BY REGISTRANT FOR THE FISCAL QUARTERS ENDING SEPTEMBER 30, 2000, JUNE 30, 2001 AND MARCH 31, 2001, AND THE FORM 8-K FILED AUGUST 29, 2001, ARE HEREBY INCORPORATED BY REFERENCE.

(C)   NOT  APPLICABLE

IN ADDITION, ALL DOCUMENTS SUBSEQUENTLY FILED BY REGISTRANT PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, IF ANY, ARE INCORPORATED BY REFERENCE.

ITEM  4.  DESCRIPTION  OF  SECURITIES

NOT  APPLICABLE.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

REGISTRANT'S COUNSEL, MICHAEL J. MORRISON, 1495 RIDGEVIEW DRIVE, SUITE 220, RENO, NV 89509, IS RECEIVING 250,000 SHARES UNDER THIS REGISTRATION. THERE ARE NO OTHER RELEVANT INTERESTS OF EXPERT OR COUNSEL IN THIS FORM THAT REQUIRE DISCLOSURE.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

REGISTRANT'S CHARTER GENERALLY INDEMNIFIES A DIRECTOR OR AN OFFICER AGAINST LIABILITY WHICH HE/SHE INCURS IN HIS/HER CAPACITY.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

NO EXEMPTION FROM REGISTRATION IS HEREBY CLAIMED SINCE THERE IS NO REOFFERING OR RESALE OF RESTRICTED SECURITIES INVOLVED.

ITEM  8.  EXHIBITS

EXHIBIT 5 - OPINION OF LEGAL COUNSEL

EXHIBIT  15  -  LETTER RE UNAUDITED  INTERIM  FINANCIAL  INFORMATION

EXHIBIT 23 - CONSENTS OF EXPERTS AND COUNSEL (SEE EXHIBITS 5 AND 15)


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


ITEM  9.  UNDERTAKINGS

      INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.


                             SIGNATURES
                             ----------

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF TORONTO, CANADA, ON AUGUST 30, 2001.

ICONET, INC.,
A  NEVADA  CORPORATION



BY: /s/ RANDY MILLER
   __________________________________________
   RANDY MILLER,  PRESIDENT



PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


/s/ RANDY MILLER
---------------------------------------------
RANDY MILLER, PRESIDENT


DATE: AUGUST 30, 2001